SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2005 Annual Meeting of Shareholders and Proxy Statement
SOUTHWEST GAS CORPORATION Annual Meeting 2005 May 5, 2005 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 5, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 5, 2005, at 10:00 a.m. in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, for the following purposes:

(1)	To elect 12 directors of the Company;

(2)	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established March 8, 2005, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL IN YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE PAID ENVELOPE.

The Annual Report to Shareholders for the year ended December 31, 2004, is also enclosed.

George C. Biehl
Executive Vice President/Chief Financial Officer
& Corporate Secretary

March 24, 2005

Jeffrey W. Shaw, C.E.O.

March 24, 2005

Dear Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 5, 2005, in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to consider the election of 12 directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2005. Your Board of Directors asks you to support the director nominees and to vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are sincerely appreciated.

Sincerely,

LOCATION OF 2005

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

RIO PAVILION CONVENTION CENTER

Rio All-Suite Casino Resort

3700 West Flamingo Road

Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

• Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 24, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Southwest Gas Corporation (the “Company”) of proxies representing the common stock of the Company (the “Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company to be held on May 5, 2005, in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about March 24, 2005.

A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of a revocation or valid proxy bearing a later date shall be made to the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies will be voted at the Annual Meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his or her shares will be voted in accordance with each specification so made.

The entire cost of soliciting proxies will be paid by the Company. In following up on the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Under an agreement with the Company, Morrow & Co. will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $5,500 plus certain expenses.

The total number of shares of Common Stock outstanding at the close of business on March 8, 2005 (the “Record Date”) was 37,209,675. Only holders of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to shareholders. A majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director or as an affirmative vote for the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his or her votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting, he or she has given notice at the meeting that he or she intends to cumulate his or her votes. A shareholder electing to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date. A shareholder may cast all of his or her votes for one candidate or allocate them among two or more candidates in any manner he or she chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

The persons named in the proxies solicited by the Board of Directors (the “Board”), unless otherwise instructed, intend to vote the shares represented by such proxies:

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

*	In the case of the election of directors, equally FOR each of the 12 candidates for director named in this Proxy Statement. HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (i) determine the number of directors they are entitled to elect, (ii) select such number from among the named candidates, (iii) cumulate their votes, and (iv) cast their votes for each candidate among the number they are entitled to elect.

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has determined that directors Chestnut, Cortez, Gardner, Hanneman, Hartley, Kropid, Melarkey, Sparks and Wright have no material relationships with the Company and are “independent.” In making this determination, the Board has limited the definition of “material relationship” for all directors to criteria listed in Section 303A of the Listing Rules of the New York Stock Exchange (“NYSE”). For directors serving on the Audit Committee, the definition of “material relationship” also includes the criteria listed in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 303.01 of the Listing Rules of the NYSE. For directors serving on the Compensation Committee, the definition of “material relationships” also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors.

Regular meetings of the Board are scheduled for the third Tuesday of January, September and November, the first Tuesday of March, the fourth Tuesday of July, and the Wednesday before the Annual Meeting in May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board held six regular meetings, one special meeting, and one organizational meeting in 2004. Each incumbent director attended more than 75% of the meetings of the Board and committees on which he or she served during 2004. At least quarterly, the “independent” directors meet in executive session without members of management. These sessions are presided over by Thomas Y. Hartley, the Chairman of the Board (the “Presiding Director”).

Committees of the Board

The permanent committees of the Board consist of Audit, Compensation, Nominating and Corporate Governance, and Pension Plan Investment. Each committee has established responsibilities, while Audit, Compensation, and Nominating and Corporate Governance have detailed charters designed to satisfy the Listing Rules of the NYSE. The members of the Audit, Compensation, and Nominating and Corporate Governance are comprised solely of independent directors as outlined above.

The Audit Committee, whose functions are discussed here and below under the captions “Selection of Independent Accountants” and “Audit Committee Report,” consists of directors Cortez (Chairman), Chestnut, Gardner, Hartley, and Wright. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. It also discusses these matters with the Company’s independent accountants, internal auditors and Company financial personnel. The Board has determined that directors Gardner and Hartley, who are independent, both qualify as an “audit committee financial expert,” as the term is defined in Item 401(h) of Regulation S-K under the Exchange Act.

The Compensation Committee makes recommendations to the Board on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the “Executive Compensation Report” and related disclosures contained in this Proxy Statement. The committee consists of directors Sparks (Chairperson), Hanneman, Kropid, and Melarkey.

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding nominees to be proposed by the Board for election as directors, evaluates the size, composition, organization, processes, and practices of the Board and Board committees, and establishes the criteria for the selection of directors. The committee will consider written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to the Board corporate governance principles and compliance programs for the Company. The committee consists of directors Wright (Chairman), Chestnut, Cortez, Gardner, and Hartley.

The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the retirement plan. The committee consists of directors Kropid (Chairman), Biehl, Hanneman, Maffie, Melarkey, and Sparks.

During 2004, the Audit Committee held seven meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings, and the Pension Plan Investment Committee held three meetings. The Executive Committee, which was dissolved on March 8, 2005, held no meetings.

The charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s corporate governance guidelines, and code of conduct that applies to all employees, officers and directors are available on the Company’s website at: http://www.swgas.com/investorrelations. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Corporation, 5421 Spring Mountain Road, Las Vegas, NV 89150.

Selection of Directors

The Board believes that it should be comprised of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration, and familiarity with national and international business matters and the energy industry. Additional factors that will be considered in the selection process include the following:

*	Independence from management;

*	Diversity, age, education, and geographic location;

*	Knowledge and business experience;

*	Integrity, leadership, reputation, and ability to understand the Company’s business;

*	Existing commitments to other businesses and boards; and

*	The size of the Board and composition of the existing directors.

The Nominating and Corporate Governance Committee will consider candidates for directors suggested by shareholders applying the criteria for candidates described above and considering the additional information referred to below. Shareholders wishing to suggest a candidate should write to the Company’s Corporate Secretary and include:

*	A statement that the writer is a stockholder and is proposing a candidate for consideration as a director nominee;

*	The name of and contact information for the candidate;

*	A statement of the candidate’s business and educational experience;

*	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

*	A statement detailing any relationship between the candidate and the Company, Company affiliates, and any competitor of the Company;

*	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

*	The candidate’s written consent to being named a nominee and serving as a director if elected.

When seeking a candidate for director, the committee may solicit suggestions from incumbent directors, management or others. The committee may also retain a search firm to identify potential candidates. The Nominating and Corporate Governance Committee recommended the existing directors as the director nominees for this year’s election.

Shareholders may also nominate a person for election to the Board at an annual meeting of shareholders by giving written notice to the Company not less than 20 days prior to the first anniversary of the preceding year’s annual meeting or within 10 days after notice is mailed or public disclosure is made regarding a (i) change of the annual meeting by more than 30 days or (ii) special meeting at which directors are to be elected. For this year’s Annual Meeting, such notice must be received by the Company on or before April 15, 2005. In order to make such a nomination, the stockholder is required to include in the written notice the following:

*	As to each person whom the stockholder proposes to nominate for election or reelection as a director all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A of the Exchange Act, as amended;

*	Each person’s written consent to being named a nominee and serving as a director if elected;

*	The name and address of the proposing stockholder or beneficial owner; and

*	The class and number of shares of the Company held directly or indirectly by the proposing stockholder.

Shareholder Nominees

No shareholder proposed director nominees were submitted to the Nominating and Corporate Governance Committee for consideration at this year’s Annual Meeting.

Directors Compensation

Outside directors receive an annual retainer of $30,000, plus $1,250 for each Board of Directors or committee meeting attended and for any additional day of service committed to the Company. Committee chairpersons receive an additional $1,000 for each committee meeting attended. The Chairman of the Board of Directors receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board of Directors.

Each outside director received on May 6, 2004, options to purchase 3,000 shares of the Company’s Common Stock under the provisions of the 2002 Stock Incentive Plan (the “2002 Option Plan”). The purchase price for the options is the market price of the Common Stock on the date granted. The options will become exercisable in increments, over three years, commencing with the first anniversary of the grant. Additional options to purchase 3,000 shares of Common Stock will be granted to each outside director on the date of each Annual Meeting of Shareholders during the 10-year term of the 2002 Option Plan. All options granted to the outside directors will expire 10 years after the date of each grant.

Outside directors may defer their compensation until retirement or termination of their status as directors. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years and be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on January 1 for the five years prior to distribution.

The Company also provides a retirement plan for certain current non-management directors. Non-management directors elected to the Board prior to the 2003 Annual Meeting of Shareholders are eligible to participate in the plan. Under the provisions of the plan, a non-management director who satisfies the plan age and years of service requirements can retire and receive a benefit equal to the annual retainer at the director’s retirement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee through the 2004 Annual Meeting of Shareholders were directors Judd, Cortez, Hanneman, Hartley, Kropid, and Sparks. After the Annual Meeting, the members of the committee were directors Sparks, Hanneman, Kropid, and Melarkey, the current members of the committee. None of the members have ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2004.

Director Attendance at Annual Meetings

The Company normally schedules Board meetings in conjunction with the Annual Meeting and expects that each of the directors will attend the Board and Annual meetings. Last year, all of the director nominees attended the 2004 Annual Meeting. The four directors who were not standing for election, however, did not attend the Annual Meeting.

Shareholder Communications with Directors

Company shareholders who want to communicate with the Board, the Presiding Director, or any individual directors can write to:

Southwest Gas Corporation

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, management will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and not processed by management. At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make such communications available to the directors.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Names and Qualifications of Nominees

Each director elected at the Annual Meeting of Shareholders will serve until the next Annual Meeting and until his or her successor shall be elected and qualified. Eleven of the nominees were elected to their present term of office at the last Annual Meeting on May 6, 2004. Jeffrey W. Shaw was elected in July 2004. The 12 nominees for director receiving the highest number of votes will be elected to serve until the next Annual Meeting.

The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

George C. Biehl

Executive Vice President, Chief Financial Officer & Corporate Secretary

Southwest Gas Corporation

Director Since: 1998

Board Committees: Pension Plan Investment

Mr. Biehl, 57, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte & Touche) for 16 years and as chief financial officer for PriMerit Bank for the five years before joining the Company. He assumed the responsibilities as Corporate Secretary for the Company in 1996 and was named Executive Vice President in 2000. Mr. Biehl graduated from Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a member of the American Institute of Certified Public Accountants, a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on various committees of several trade associations.

Thomas E. Chestnut

Owner, President and CEO

Chestnut Construction Company

Director Since: May 2004

Board Committees: Audit, Nominating and Corporate Governance

Mr. Chestnut, 53, after serving in Vietnam with the U.S. Army, began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Del Webb in 1980 as manager of commercial operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past President and Life Director of the Arizona Builders Alliance, a past President of the Arizona Building Chapter of the Associated General Contractors of America, and a past Chair and Life Trustee of the Carondelet Foundation. He is a member of the Tucson Conquistadors, a member and past Director of the Centurions of St. Mary’s Hospital, and a member of the Alexis de Toqueville Society of United Way of Greater Tucson. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

Manuel J. Cortez

Retired President and Chief Executive Officer

Las Vegas Convention and Visitors Authority

Director Since: 1991

Board Committees: Audit (Chairman), Nominating and Corporate Governance

Mr. Cortez, 66, retired as president and chief executive officer of the Las Vegas Convention and Visitors Authority (“LVCVA”) in 2004. Prior to his positions at the LVCVA, he served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Children’s Museum, and Big Brothers—Big Sisters. He presently serves on the community board of St. Rose Dominican Hospitals.

Richard M. Gardner

Retired Partner

Deloitte & Touche LLP

Director Since: May 2004

Board Committees: Audit, Nominating and Corporate Governance

Mr. Gardner, 67, obtained his degree in accounting from Brigham Young University in 1963 and was employed by Deloitte & Touche in its Los Angeles and Phoenix offices until his retirement in 2000. As an audit partner for 27 years, he served clients in various industries and in several management capacities including Professional Practice Director for the Los Angeles area offices. He is a member of the American Institute of Certified Public Accountants and has been active in numerous civic, educational and charitable boards.

LeRoy C. Hanneman, Jr.

Chairman and Chief Executive Officer

Element Homes, LLC

Director Since: 2003

Board Committees: Compensation, Pension Plan Investment

Mr. Hanneman, 58, received his undergraduate degree in construction engineering from Arizona State University. He is the chief executive officer of Element Homes, a homebuilding and real estate development company with projects in the metropolitan Phoenix, Arizona area. Mr. Hanneman is a 30-year veteran of the housing industry and former president, chief operating and executive officer of Del Webb Corp. He has served on a number of charitable organization boards including United Way, Boy Scouts of America and Boys and Girls Clubs of America.

Thomas Y. Hartley

Chairman of the Board of Directors

Southwest Gas Corporation

Director Since: 1991

Board Committees: Audit, Nominating and Corporate Governance

Mr. Hartley, 71, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells (now Deloitte & Touche) from 1959 until his retirement as an area managing partner in 1988. From 1991 to 1999 he was president and chief operating officer of Colbert Golf Design and Development. He joined Southwest Gas Corporation as Director in 1991 and was elected Chairman of the Board of Directors in 1997. Mr. Hartley is actively involved in numerous business and civic activities. He is a past chairman of the UNLV Foundation and the Nevada Development Authority, and a past president of the Las Vegas Founders Club. He has also held voluntary executive positions with the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce, and the Boulder Dam Area Council of the Boy Scouts of America. He is a past president of the PGA Tour Tournaments Association. He is a director of Sierra Health Services, Inc. and MediCor Ltd.

James J. Kropid

President

James J. Kropid Investments

Director Since: 1997

Board Committees: Compensation, Pension Plan Investment (Chairman)

Mr. Kropid, 67, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company-Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. In 2003, Mr. Kropid served as the interim executive director of the United Way of Southern Nevada and is on the board of directors of that organization. He is a past president of the Boulder Dam Area Council of the Boy Scouts of America and presently serves on that board, a trustee and treasurer of Catholic Charities of Southern Nevada, a trustee of the Desert Research Institute Foundation and a past chairman of the YMCA of Southern Nevada.

Michael O. Maffie

Retired Chief Executive Officer

Southwest Gas Corporation

Director Since: 1988

Board Committees: Pension Plan Investment

Mr. Maffie, 57, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, President and Chief Executive Officer in 1993 and Chief Executive Officer in 2003, until his retirement in 2004. He received his undergraduate degree in accounting and his MBA in finance from the University of Southern California. He serves as a director of Boyd Gaming Corporation and was a director of Del Webb Corporation and Wells Fargo Bank/Nevada Division. A member of various civic and professional organizations, he served as chairman of the board of trustees of the UNLV Foundation and is a past chairman of the Board of United Way of Southern Nevada. He also is a past director of the Western Energy Institute and the American Gas Association.

Michael J. Melarkey

Partner

Avansino, Melarkey, Knobel & Mulligan

Director Since: May 2004

Board Committees: Compensation, Pension Plan Investment

Mr. Melarkey, 55, a partner in the law firm of Avansino, Melarkey, Knobel & Mulligan received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. He has been in private legal practice in Reno, Nevada, since 1976. Mr. Melarkey is a member of the American Bar Association, the International Association of Gaming Lawyers and the State Bar of Nevada. He is a Trustee of the Bretzlaff Foundation, a Trustee of the Robert S. and Dorothy J. Keyser Foundation, and Vice President of the E. L. Wiegand Foundation. He is Vice President of Miami Oil Producers, Inc. and serves as a director of the Gabelli Dividend and Income Trust and the Gabelli Global Utility and Income Trust, both closed end mutual funds.

Jeffrey W. Shaw

Chief Executive Officer

Southwest Gas Corporation

Director Since: July 2004

Board Committees: None

Mr. Shaw, 46, joined the Company in 1988 as Director of Internal Audit. He was promoted to Controller and Chief Accounting Officer in 1991, Vice President/Controller and Chief Accounting Officer in 1993, Vice President and Treasurer in 1994, Senior Vice President/Finance and Treasurer in 2000, Senior Vice President/Gas Resources and Pricing in 2002, President in 2003 and Chief Executive Officer in June 2004. Mr. Shaw received a BS in accounting from the University of Utah in 1983 and worked for Arthur Andersen & Co. in its Dallas and Las Vegas offices prior to joining Southwest Gas. He is a member of the American Institute of Certified Public Accountants, the Nevada Society of CPAs, and the Leadership Las Vegas Alumni Association. Mr. Shaw serves on the Board of the American Gas Association, the Western Energy Institute and the Las Vegas International Scouting Museum, and is active with the Boy Scouts of America.

Carolyn M. Sparks

President

International Insurance Services, Ltd.

Director Since: 1988

Board Committees: Compensation (Chairperson), Pension Plan Investment

Mrs. Sparks, 63, graduated from the University of California Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in Las Vegas, Nevada, in 1966. She served on the University and Community College System of the Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as chair of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and chairing the University Medical Center Foundation and the Children’s Miracle Network Telethon. She is the chairperson of the Nevada Children’s Center Foundation, president of the Salvation Army Advisory Board, vice president of Nevada Ballet Theater and was founding president of the Nevada International Women’s Forum. She also serves on the Foundation Boards of the University of Nevada Las Vegas and the Community College of Southern Nevada.

Terrence “Terry” L. Wright

Owner/Chairman of the Board of Directors

Nevada Title Company

Director Since: 1997

Board Committees: Audit, Nominating and Corporate Governance (Chairman)

Mr. Wright, 55, received his undergraduate degree in business administration and his juris doctor from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to the Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Company. Mr. Wright is the chairman of the board and majority owner of Westcor Land Title Insurance Company, which has operations in Florida, Texas, Arizona, California and Nevada. He is a member of the California and Illinois bar associations and has served on the board of directors for Nevada Land Title Association, the Las Vegas Monorail and the Tournament Players Club at Summerlin. He is a past-chairman of the Nevada Development Authority and the Nevada Chapter of the Young President’s Organization. Mr. Wright is also the chairman of the UNLV Foundation.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers.    The following table discloses all Common Stock of the Company beneficially owned by the Company’s directors, the nominees for directors and the executive officers of the Company, as of March 8, 2005.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned (1)		Percent of Outstanding Common Stock (2)
George C. Biehl	121,418	(3)(4)	*
Thomas E. Chestnut	3,200	(5)	*
Manuel J. Cortez	21,738	(6)	*
Richard M. Gardner	2,342	(7)	*
LeRoy C. Hanneman, Jr.	3,989	(8)	*
Thomas Y. Hartley	39,930	(6)(9)	*
James J. Kropid	19,710	(10)	*
Michael O. Maffie	235,204	(11)	*
Michael J. Melarkey	7,165	(12)	*
Jeffrey W. Shaw	89,499	(3)(13)	*
Carolyn M. Sparks	26,191	(6)	*
Terrence L. Wright	16,210	(14)	*
James P. Kane	79,827	(15)	*
Thomas R. Sheets	26,194	(3)(16)	*
Dudley J. Sondeno	48,839	(17)	*
Other Executive Officers	256,299	(18)	*

Total	997,755		2.68%

(1)	The Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan for 2002, 2003, and 2004.

(2)	No individual officer or director owned more than 1% of the Company’s Common Stock.

(3)	Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Biehl, Shaw and Sheets are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4)	The holdings include 61,500 shares which Mr. Biehl has the right to acquire through the exercise of options under the Option Plans.

(5)	The holdings include 1,200 shares (all of which will become exercisable within 60 days) which Mr. Chestnut will have the right to acquire through the exercise of options under the Option Plans.

(6)	The holdings include 19,300 shares (3,000 of which will become exercisable within 60 days) which certain of the non-employee directors have the right to acquire through the exercise of options under the Option Plans.

(7)	The holdings include 1,200 shares (all of which will become exercisable within 60 days) which Mr. Gardner will have the right to acquire through the exercise of options under the Option Plans.

(8)	The holdings include 2,000 shares over which Mr. Hanneman has shared voting and investment control with his spouse and 1,989 shares (1,200 of which will become exercisable within 60 days) which Mr. Hanneman will have the right to acquire through the exercise of options under the Option Plans.

(9)	Number of shares include 387 shares over which Mr. Hartley has shared voting and investment control with his spouse through a family trust. Mr. Hartley also holds 8,000 shares of Preferred Trust Securities issued by the Company’s financing subsidiary, Southwest Gas Capital II.

(10)	The holdings include 15,960 shares (3,000 of which will become exercisable within 60 days) which Mr. Kropid has the right to acquire through the exercise of options under the Option Plans and 3,750 shares over which he has shared voting and investment power with his spouse through a family trust. The family trust also holds 1,500 shares of Preferred Trust Securities issued by Southwest Gas Capital II. Mrs. Kropid’s separate property trust holds 1,000 shares of Preferred Trust Securities issued by Southwest Gas Capital II.

(11)	The holdings include 185,000 shares which Mr. Maffie has the right to acquire through the exercise of options under the Option Plans and 1,054 shares over which his spouse has voting and investment control.

(12)	The holdings include 700 shares over which Mr. Melarkey has shared voting and investment control through a profit sharing plan and 1,200 shares (all of which will become exercisable within 60 days) which Mr. Melarkey will have the right to acquire through the exercise of options under the Option Plans.

(13)	The holdings include 48,000 shares which Mr. Shaw has a right to acquire through the exercise of options under the Option Plans.

(14)	The holdings include 15,960 shares (3,000 of which will become exercisable within 60 days) which Mr. Wright has the right to acquire through the exercise of options under the Option Plans.

(15)	The holdings include 46,500 shares which Mr. Kane has the right to acquire through the exercise of options under the Option Plans.

(16)	The holdings include 7,500 shares which Mr. Sheets has the right to acquire through the exercise of options under the Option Plans.

(17)	The holdings include 25,570 shares which Mr. Sondeno has the right to acquire through the exercise of options under the Option Plans.

(18)	The holdings of other executive officers include 142,150 shares that may be acquired through the exercise of options under the Option Plans.

Beneficial Owners.    Mario J. Gabelli, Marc J. Gabelli and various entities they either control or for which they act as chief investment advisors (collectively, “GAMCO”) have reported that they own in excess of 5% of the Company’s Common Stock, as of November 23, 2004. The Company has been advised that they do not admit that they constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and their address is c/o Gabelli Asset Management Co., One Corporate Center, Rye, New York 10580. Lord, Abbett & Co. (“Lord Abbett”) reported it owns in excess of 5% of the Company’s Common Stock, as of December 31, 2004. Lord Abbett’s address is 90 Hudson Street, Jersey City, New Jersey 07302. Barclays Global Investors NA (“Barclays”) reported it owned in excess of 5% of the Company’s Common Stock, as of December 31, 2004. Barclays’ address is 45 Fremont Street, 17th FL, San Francisco, CA 94105. The holdings of these entities on the dates noted herein and as a percentage of the shares outstanding on Record Date are as follows:

Beneficial Owners	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
GAMCO	3,139,892	8.44%
Lord Abbett	3,441,508	9.25%
Barclays	3,362,920	9.04%

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Exchange Act, as amended, which includes assisting in the preparation of forms for filing. For 2004, all but three reports were timely filed. Purchases of Company common stock by Richard M. Gardner, Director, consisting of 467 shares on August 16, 2004 and 475 shares on November 3, 2004, were reported on December 2, 2004. A sale of Company common stock by Thomas J Armstrong, Senior Vice President/Gas Resources & Energy Services, consisting of 341 shares on October 8, 2004, was reported on November 11, 2004.

EXECUTIVE COMPENSATION AND BENEFITS

Executive Compensation Report

The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. Under the supervision of the Committee, the Company has developed and implemented an executive compensation program designed to satisfy the following objectives:

*	reasonableness;

*	competitiveness;

*	internal equity; and

*	performance.

These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

Base Compensation.    The nature of the Company’s operation has historically led to the use of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size, used to establish the peer group index for the “Performance Graph,” were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company’s compensation program. Continued use of these systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company’s salaries, maintains the Company’s ability to compete for and retain qualified executive officers, and provides a means for ensuring that responsibilities are properly rewarded. Salaries for the Company’s executives are set relative to the midpoint levels for their positions based on this industry comparison. Compensation above these levels is tied to achieving specific financial and productivity performance goals.

Performance-Based Compensation.    The fourth objective of the Company’s compensation program, performance, is addressed through the Company’s Management Incentive Plan (the “MIP”) and Option Plans, collectively referred to as the “Incentive Plans.” The Incentive Plans are designed to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plans are designed to enable executives to benefit from increases in the price of the Company’s Common Stock thereby aligning their economic interests with those of the Company’s shareholders.

Under the MIP, an incentive opportunity, expressed as a percentage of salary, is established annually for each executive officer. The maximum award opportunities cannot exceed 140% of the targeted awards for meeting the performance goals. Awards under the MIP are determined based on the Company’s annual return-on-equity performance, customer-to-employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involve the average of the Company’s return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company’s current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve a specific target of Company customer-to-employee ratio, actual customer-to-employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction experienced throughout the Company’s operating divisions as measured by an independent outside entity. Each of the five factors is equally weighed. If the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, the Company’s regulatory commissions have insisted that these customer factors be included in the MIP in order to recover the cost of the program in the Company’s natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the Common Stock dividend paid by the Company equals or exceeds the prior year’s dividend.

If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company’s chief executive officer’s individual performance, who, in turn, will make a like determination for the other executive officers. Further, the annual awards will be split, with 40% paid in cash and the remaining 60% converted into performance shares tied to the value of the Company’s Common Stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company Common Stock will be subject to continued employment during this restricted period.

The Company’s performance during 2004 exceeded the threshold for both the return-on-equity performance peer group comparison and the weighted average return-on-equity performance over the last three years. The targets for each of the three productivity factors were exceeded for 2004.

Grants under the Option Plans were provided to the Company’s executive officers during 2004. The options granted were not based upon a predetermined formula, but rather on the Committee’s judgment as to the individual’s anticipated contribution to the future success of the Company. Information on options granted to the named executive officers in 2004 is set forth under the caption, “Executive Compensation and Benefits — Option/SARs Granted in 2004.”

CEO Compensation.    During 2004, Mr. Shaw’s compensation was adjusted to reflect his promotion to his current position of Chief Executive Officer (“CEO”). At that time, Mr. Shaw’s base salary was set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration his length of service, and his targeted performance award under the MIP was set at $534,750 or 115% of his base salary as CEO. Under the MIP, the actual performance award can range from 70% to 140% for each of the performance measures, each of which represents 20% of the targeted award. Based on the Company’s overall 2004 performance in relation to the established goals, Mr. Shaw earned 116% of his targeted award under the MIP, with 40% being paid in cash and 60% in performance shares.

Compensation for Mr. Maffie, who retired as CEO on May 31, 2004, consisted of the same salary components and criteria used to set Mr. Shaw’s compensation. Mr. Maffie’s base salary was set in July 2003 and reflected his length of service in the position of CEO. His targeted performance award under the MIP was also set at $741,750 or 115% of his base salary, however, his actual award for 2004 was determined on a pro-rata basis according to the number of months he was a full-time employee of the Company during the year. Mr. Maffie earned 116% of his targeted award pro-rated through June 1, 2004 and, because of this retirement, the entire award was paid in cash.

Deductibility of Compensation.    The Company’s executive compensation program is being administered to maintain the tax deductibility of all compensation paid to the named executive officers pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the

Company for federal income tax purposes unless, in general, such compensation is performance- based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The Incentive Plans were designed to satisfy these requirements and management believes that the compensation provided under these plans should be deductible. In the future, however, the Company may pay compensation that is nondeductible in limited circumstances if sound management of the Company so requires.

The Committee believes that the compensation program addresses the Company’s compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

Compensation Committee

Carolyn M. Sparks (Chairperson)	James J. Kropid
LeRoy C. Hanneman, Jr.	Michael J. Melarkey

Summary Compensation Table

The following table provides for fiscal years ended December 31, 2002, 2003, and 2004 compensation earned by the Company’s chief executive officer, the Company’s chief executive officer who retired in 2004 and each of the four most highly compensated executive officers of the Company at year-end 2004.

SUMMARY COMPENSATION TABLE (1)

	Annual Compensation				Long-Term Compensation			All Other Compensation ($)(6)
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Other Annual Compensation($)(3)	Restricted Stock Award(s) ($)(2)(4)(5)	Options/ SARs(#)	LTIP Payouts ($)
Jeffrey W. Shaw C.E.O.	2004 2003 2002	385,820 251,918 182,695	248,124 141,700 61,876	0 0 0	372,186 212,550 92,813	75,000 25,000 15,000	N/A N/A N/A	25,714 20,116 16,103

Michael O. Maffie Retired C.E.O.	2004 2003 2002	267,870 629,055 596,301	358,800 323,403 311,190	$81,760 0 0	N/A 485,105 466,785	0 50,000 50,000	N/A N/A N/A	48,492 144,535 133,054

James P. Kane President	2004 2003 2002	293,721 261,370 241,315	149,408 106,733 99,792	0 0 0	224,112 160,099 149,688	40,000 15,000 15,000	N/A N/A N/A	19,855 18,291 15,458

George C. Biehl Executive Vice President/ Chief Financial Officer & Corporate Secretary	2004 2003 2002	306,516 292,027 276,986	131,544 117,720 112,860	0 0 0	197,316 176,580 169,290	15,000 15,000 15,000	N/A N/A N/A	51,592 56,653 51,952

Thomas R. Sheets Senior Vice President/ General Counsel	2004 2003 2002	231,344 221,685 212,192	82,476 74,229 76,610	0 0 0	123,714 111,344 107,415	12,500 12,500 12,500	N/A N/A N/A	47,140 48,995 42,138

Dudley J. Sondeno Senior Vice President/ Chief Knowledge & Technology Officer	2004 2003 2002	227,344 217,685 208,192	81,084 72,921 70,290	0 0 0	121,626 109,382 105,435	12,500 12,500 12,500	N/A N/A N/A	46,640 50,511 45,403

(1)	All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2)	MIP awards accrued for calendar years 2002, 2003, and 2004 were paid in cash and performance shares in 2003, 2004, and 2005, respectively. For Mr. Maffie, his 2004 MIP award was pro-rated for the length of time he was a full-time employee during 2004 and the pro-rated award was paid in cash because of his retirement.

(3)	Compensation reported in this column consists of above-market interest earned on deferred compensation ($59,260) and director fees ($22,500) paid to Mr. Maffie after his retirement in 2004.

(4)	Dividends equal to the dividends paid on the Company’s Common Stock will be accrued or paid on the performance shares awarded under the long-term component of the MIP during the restriction period.

(5)	The total number of performance shares granted in 2002, 2003, and 2004, for calendar years 2001, 2002, and 2003, and their value based on the market price of Company Common Stock at December 31, 2004, for the listed officers are as follows:

	Shares	Value
Mr. Shaw	18,020	$457,708
Mr. Maffie	0	0
Mr. Kane	20,529	521,437
Mr. Biehl	23,210	589,534
Mr. Sheets	14,747	374,574
Mr. Sondeno	14,476	367,690

(6)

The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company’s executive deferral plan.

Under the plan, executive officers may defer up to 100% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody’s Seasoned Corporate Bond Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company’s 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of this compensation for each named executive officer is as follows:

	Interest	Contributions
Mr. Shaw	$13,812	$11,902
Mr. Maffie	44,771	3,721
Mr. Kane	10,746	9,109
Mr. Biehl	42,055	9,537
Mr. Sheets	39,941	7,199
Mr. Sondeno	39,566	7,074

Options/SARs Granted in 2004

The following table sets forth the number of shares of the Company’s Common Stock subject to options granted under the Option Plan to the named executive officers listed in the Summary Compensation Table during 2004, together with related information.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securites Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5 percent	10 percent
Jeffrey W. Shaw	75,000	19.95%	$23.40	7/26/14	$1,105,650	$2,790,450
Michael O. Maffie	0	0	N/A	N/A	N/A	N/A
James P. Kane	40,000	10.64	23.40	7/26/14	589,680	1,488,240
George C. Biehl	15,000	3.99	23.40	7/26/14	221,130	558,090
Thomas R. Sheets	12,500	3.32	23.40	7/26/14	184,275	465,075
Dudley J. Sondeno	12,500	3.32	23.40	7/26/14	184,275	465,075

(1)	Forty percent (40%) of the options become exercisable one year after the grant. Thirty percent (30%) of the options become exercisable two years after the grant, with the remainder becoming exercisable on the third anniversary of the grant.

(2)	The 5% and 10% growth rates for the period ending July 26, 2014, which were determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company’s Common Stock. Because the exercise price for the options equals the market price of the Company’s Common Stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.

Options/SAR Exercises and Year-end Values

Shown below is information with respect to unexercised options granted under the Option Plans to the named executive officers and held by them at December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN 2004 AND

YEAR-END OPTION/SAR VALUES

Name	No. of Shares Acquired on Exercise	Values Realized	No. of Securities Underlying Unexercised Options/SARs at December 31, 2004		Value of Unexercised In-the-Money Options/SARs at December 31, 2004 (1)
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Jeffrey W. Shaw	0	$0	48,000	94,500	$139,505	$231,120
Michael O. Maffie	0	0	185,000	45,000	324,738	184,200
James P. Kane	0	0	46,500	53,500	112,421	135,260
George C. Biehl	7,500	48,788	61,500	28,500	219,359	85,260
Thomas R. Sheets	33,750	81,802	7,500	23,750	0	71,050
Dudley J. Sondeno	20,680	86,500	25,570	23,750	42,195	71,050

(1)	This column represents the difference between the exercise prices for in-the-money options and the closing price of $25.40 for the Company’s Common Stock on the New York Stock Exchange on December 31, 2004, times the number of in-the-money options.

(2)	Unexercisable options are those options which have been granted but cannot yet be exercised due to Code restrictions on the value of incentive options, restrictions incorporated into the Option Plans, and the specific option agreements.

Benefit Plans

Southwest Gas Basic Retirement Plan.    The named executive officers participate in the Company’s non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries. Benefits are based upon an employee’s years of service, up to a maximum of 30 years, and the employee’s highest five consecutive years’ salary, excluding bonuses, within the final 10 years of service.

PENSION PLAN TABLE (1) (2)

	Years of Service
Annual Compensation	10	15	20	25	30
$100,000	17,500	26,250	35,000	43,750	52,500
200,000	35,000	52,500	70,000	87,500	105,000
300,000	52,500	78,750	105,000	131,250	157,500
400,000	70,000	105,000	140,000	175,000	210,000
500,000	87,500	131,250	175,000	218,750	262,500
600,000	105,000	157,500	210,000	262,500	315,000
700,000	122,500	183,750	245,000	306,250	367,500
800,000	140,000	210,000	280,000	350,000	420,000

(1)	Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2)	For 2005, the maximum annual compensation that can be considered in determining benefits under the Plan is $210,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 2004, the credited years of service towards retirement for the named executive officers, other than Mr. Maffie, shown in the Summary Compensation Table are as follows: Mr. Shaw, 16 years; Mr. Kane, 27 years; Mr. Biehl, 19 years; Mr. Sheets, 17 years; and Mr. Sondeno, 25 years.

Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

Supplemental Retirement Plan.    The named executive officers also participate in the Company’s supplemental retirement plan. Mr. Shaw and Mr. Sheets will be required to have 20 years of service to receive retirement benefits under the plan, while the other named officers may retire at age 55 and receive benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their annual compensation. For Messrs. Shaw and Sheets, compensation is tied to a 12-month average of the highest 36-months of salary as depicted in the Summary Compensation Table. For Messrs. Biehl, Kane and Sondeno, compensation is tied to their highest 12-months of salary as depicted in the Summary Compensation Table. For Mr. Maffie, compensation was tied to his highest 12-months of salary, bonus and restricted stock awards as depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

Severance and Change in Control Arrangements

The Company has employment agreements (“Employment Agreements”) with 9 officers (including the named executive officers other than Mr. Maffie), and change in control agreements (“Change in Control Agreements”) with its remaining officers. Two officers who originally had Change in Control Agreements entered into Employment Agreements during 2004. The Employment Agreements generally provide for the payment, upon termination of employment by the Company without cause, as defined in the agreements, of up to one and one-half years of total annual compensation (base salary, a predetermined level of incentive compensation and fringe benefits), and up to three years of total annual compensation for Mr. Shaw. The Employment Agreements for each officer, other than Mr. Shaw, further provide for the payment, upon the termination of employment for “good reason,” as defined in the agreements, within two years following a change in control of the Company, of an amount equal to either two or two and one-half times their total annual compensation. Under such circumstances, Mr. Shaw would be entitled to a payment equal to three times his total annual compensation. The Change in Control Agreements for the remaining officers parallel the change in control provisions of the Employment Agreements, and provide that these officers would be entitled to an amount equal to two times their annual compensation. A Change in Control Event is generally defined to include an acquisition by one person (or group of persons) of at least 20% of the ownership of the Company, the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board), or mergers and similar transactions which result in a 50% change in ownership, subject to certain exceptions.

Restricted stock awards, stock options or stock appreciation rights may vest and become immediately exercisable upon a change in control. Benefits under the Supplemental Retirement Plan may also vest and/or accelerate as a result of a change in control.

If any payment under these agreements or plans would constitute a “parachute payment” subject to any excise tax under the Code, the Company would be responsible for payment of such tax. The terms of these agreements are for 24 months for each of the officers other than Mr. Shaw, whose agreement is for 36 months. Each of the agreements has been automatically extended and will continue to automatically extend annually for successive one-year periods, unless canceled by the Company.

PERFORMANCE GRAPH

The performance graph below compares the five-year cumulative total return on the Company’s Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor’s 500 Stock Composite Index (S&P 500) and the S&P Small Cap Gas Index, consisting of the Company and 8 other natural gas distribution companies.

Comparison of 5-Year Cumulative Total Returns

(1)	The Company is now using the S&P Small Cap Gas Index as its peer-group index. This index should be available on a continuing basis.

(2)	The S&P Small Cap Gas Index, which is weighted by year-end market capitalization, consists of the following companies: Atmos Energy Corp.; Cascade Natural Gas Corp.; Laclede Group Inc.; New Jersey Resources Corp.; Northwest Natural Gas Co.; Piedmont Natural Gas Company; Southern Union Company; the Company; and UGI Corp.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT ACCOUNTANTS

(Item 2 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR Ratification.

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2005, subject to ratification of the selection by shareholders. To the knowledge of the Company, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or any other connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below.

The Audit Committee, which is composed of independent directors, meets periodically with the Company’s internal auditors and independent accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and proposed fees for the coming year.

During the calendar years 2003 and 2004, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2003	2004

AUDIT FEES:	$508,100	$1,457,000

Audit and Quarterly reviews	375,600	418,000

§404 Internal Control Attestation	0	915,000

Financing and SEC filings	132,500	124,000

The services include the audit of the annual financial statements included in the Company’s Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Form 10-Qs, subsidiary audits, consultation and comfort letters for various financing and SEC filings, and, during 2004, the assessment of the Company’s internal control over financial reporting.

AUDIT-RELATED FEES:	$68,000	$56,000

Benefit Plan Audits	43,000	45,000

Statutory Audits	10,000	11,000

Internal Audit Plan Review	15,000	0

The services include benefit plan audits, statutory audits, and internal audit plan review.

TAX FEES:	$104,100	$27,700

Tax Return Review	23,000	25,000

Tax Planning and Advice	81,100	2,700

The services include corporate tax return reviews and corporate tax planning and advice. The independent accountants’ independence is assessed with respect to tax planning and advice services to be provided and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

ALL OTHER FEES:	0	0

Under its charter, the Audit Committee must pre-approve all Company engagements of PricewaterhouseCoopers LLP unless an exception to such pre-approval exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Audit Committee will evaluate anticipated engagements of the independent accountants, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, consistent with the Committee’s Pre-Approval Policy, taking into account whether the services are permissible under applicable laws and the possible impact of each non-audit service on the independent accountants’ independence from management. The Audit Committee will also consider whether the independent accountants are best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year at Audit Committee meetings, updates are made on the services actually provided and fees charged by the independent accountants. Requests for the independent accountants to provide additional services are submitted to the Audit Committee or its delegate by the Company’s chief financial or accounting officer, on an as-needed basis. The Audit Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. Such approvals will be made consistent with the Pre-Approval Policy and will be reported to the Committee at its next scheduled meeting.

Since the effective date of the SEC rules adopting the pre-approval requirements for services to be provided by the Company’s independent accountants, each new engagement of PricewaterhouseCoopers LLP was approved in advance by the Audit Committee or its delegate, and none of those engagements made use of the de minimis exception to pre-approval requirement contained in the SEC rules. All of the audit-related services and tax services described above were pre-approved by the Audit Committee in 2004.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present at the Annual Meeting of Shareholders in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company. The Board of Directors recommends a VOTE FOR ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the year ending December 31, 2005. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, is furnishing the following report:

The Audit Committee assists the Board of Directors in fulfilling their oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for maintaining internal control over the Company’s financial reporting and to assess the effectiveness of such control. PricewaterhouseCoopers LLP, the Company’s independent accountants, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attest to management’s assessment of and on the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The role and responsibilities of the Audit Committee are to monitor and oversee these processes as set forth in a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling its responsibilities for 2004, the Audit Committee:

*	Reviewed and discussed the audited financial statements for the year ended December 31, 2004, with management and PricewaterhouseCoopers LLP, the Company’s independent accountants;

*	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards, SAS No. 61, as amended; and

*	Received written disclosures and a letter from the independent accountants regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the accountants their independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Audit Committee

Manuel J. Cortez, Chairman	Thomas Y. Hartley
Thomas E. Chestnut	Terrence L. Wright
Richard M. Gardner

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders are advised that any shareholder proposal intended for consideration at the 2006 Annual Meeting of Shareholders and inclusion in the Company’s proxy materials for the meeting must be received in writing by the Company on or before November 25, 2005. If a shareholder intends to offer any proposal at such meeting without using the Company’s proxy materials, notice of such intended action has to be provided to the Company on or before November 25, 2005, in order for the proposal to be presented for shareholder consideration at the Annual Meeting. All proposals must comply with applicable SEC rules. It is required that shareholders submitting proposals for inclusion in the Company’s proxy materials or notices to the Company direct such proposals or notices to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

By Order of the Board of Directors

George C. Biehl Executive Vice President/Chief Financial Officer & Corporate Secretary

The Board of Directors recommends a vote FOR the Nominees and Proposal 2.

1. VOTE BY TELEPHONE

** QUICK ** EASY ** IMMEDIATE ** Call toll-free 1-800-660-7809 ANYTIME until midnight on May 4, 2005. There is NO CHARGE to you for this call.

•	Option A: To vote as the Board of Directors recommends on ALL proposals: Press 1.

•	Option B: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

Item 1:	To vote for ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2:	To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0. When asked, you must confirm your vote by pressing 1.

2. VOTE BY INTERNET

Our Internet Address is : www.proxyvoting.com/swg

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. There is no need to mail back your proxy card.

3. VOTE BY MAIL

Mark, sign and date your Proxy card and return promptly in the enclosed envelope.

ò Please detach here to Vote by Mail ò

The Board of Directors Recommends a Vote FOR the Nominees.

1. ELECTION OF DIRECTORS

01 George C. Biehl	02 Thomas E. Chestnut	03 Manuel J. Cortez	04 Richard M. Gardner

05 LeRoy C. Hanneman, Jr.	06 Thomas Y. Hartley	07 James J. Kropid	08 Michael O. Maffie

09 Michael J. Melarkey	10 Jeffrey W. Shaw	11 Carolyn M. Sparks	12 Terrence L. Wright

         FOR ALL          FOR ALL EXCEPT *[                                                  ]          WITHHOLD AUTHORITY FOR ALL

Note:	To withhold authority to vote for a particular nominee, mark the FOR ALL EXCEPT Box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

The Board of Directors Recommends a Vote FOR this Proposal.

2.	To APPROVE the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

FOR	AGAINST	ABSTAIN

(IMPORTANT—SIGNATURE REQUIRED ON REVERSE SIDE)

SOUTHWEST GAS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 5, 2005

at 10:00 a.m. Pacific Daylight Time

RIO PAVILION CONVENTION CENTER

Rio All-Suite Casino Resort

3700 West Flamingo Road

Las Vegas, Nevada

You can vote in one of three ways:

1.	Call toll-free 1-800-660-7809 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote by Internet at our Internet Address: www.proxyvoting.com/swg

3.	Mark, sign and date your Proxy Card below and return it promptly in the enclosed envelope.

May 4, 2005 is the last day to vote your proxy by telephone or the Internet.

ò Please detach here to Vote by Mail ò

PROXY

The undersigned hereby revokes all previously granted proxies and appoints Thomas Y. Hartley and Terrence L. Wright as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, the internet or by mail, all the shares of common stock of the undersigned at the Annual Meeting of Shareholders, and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made by telephone, the Internet or by mail, this proxy will be voted FOR the listed Nominees (Proposal 1) and Proposal 2. Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided for in the Proxy Statement.

Dated: , 2005

(Signature)

(Signature, if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.